UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 22, 2016
 __________________________
GATX Corporation
(Exact name of registrant as specified in its charter)
 __________________________

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of GATX Corporation (the “Company”) was held on April 22, 2016. At the Annual Meeting, the shareholders voted on the following three proposals and cast their votes as described below.

Proposal 1 - Election of Directors

The nine individuals named below were elected to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2017 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Votes
Anne L. Arvia	36,381,937	112,872	182,543	2,646,360
Ernst A. Häberli	36,335,455	159,427	182,470	2,646,360
Brian A. Kenney	34,841,216	1,785,205	50,931	2,646,360
James B. Ream	36,496,364	129,204	51,784	2,646,360
Robert J. Ritchie	36,326,255	166,993	184,104	2,646,360
David S. Sutherland	36,500,399	124,808	52,145	2,646,360
Casey J. Sylla	35,673,138	952,285	51,929	2,646,360
Stephen R. Wilson	36,497,629	127,531	52,192	2,646,360
Paul G. Yovovich	36,332,312	157,049	187,991	2,646,360

Proposal 2 - Advisory Resolution on Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement dated March 11, 2016, including the Compensation Discussion and Analysis and the Executive Compensation Tables, together with the narrative discussion related thereto, by the following vote:

For	Against	Abstain	Broker Non-Vote
35,944,401	606,688	126,263	2,646,360

Proposal 3 - Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, by the following vote:

For	Against	Abstain
38,039,217	1,230,958	53,537

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
April 26, 2016